UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MFA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-3974868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor New York, New York	10022
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-233337

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the general terms and provisions of the 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of MFA Financial, Inc. (the “Registrant”), to be registered hereby, contained under the heading “Description of the Series C Preferred Stock” in the Registrant’s Prospectus Supplement, dated February 25, 2020 to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

ITEM 2. EXHIBITS.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, dated April 8, 1998 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 24, 1998 (Commission File No. 1-13991)).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 5, 2002 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated August 13, 2002 (Commission File No. 1-13991)).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated August 13, 2002 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q for the quarter ended September 30, 2002 (Commission File No. 1-13991)).

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated December 29, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated December 29, 2008 (Commission File No. 1-13991)).

3.5	Articles of Amendment (Articles Supplementary) to the Amended and Restated Articles of Incorporation of the Registrant, dated January 1, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated January 5, 2010 (Commission File No. 1-13991)).

3.6	Articles Supplementary of the Registrant, dated March 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated March 11, 2011 (Commission File No. 1-13991)).

3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, dated May 24, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated May 26, 2011 (Commission File No. 1-13991)).

3.8	Articles Supplementary of the Registrant, dated April 22, 2004, designating the Registrant’s 8.50% Series A Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 8-A, dated April 23, 2004 (Commission File No. 1-13991)).

3.9	Articles Supplementary of the Registrant, dated April 12, 2013, designating the Registrant’s 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).

3.10	Articles Supplementary designating the Registrant’s 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share. †

3.11	Amended and Restated Bylaws of the Registrant (as amended and restated through April 10, 2017) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, dated April 12, 2017 (Commission File No. 1-13991)).

4.1	Description of the Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed February 21, 2020).

4.2	Specimen of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, dated February 12, 1998 (Commission File No. 333-46179)).

4.3	Specimen of certificate representing the 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).

4.4	Specimen of certificate representing the 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. †

4.5	Indenture, dated as of April 11, 2012, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).

4.6	First Supplemental Indenture, dated as of April 11, 2012, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).

4.7	Indenture, dated June 3, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K, dated June 3, 2019 (Commission File No. 1-13991)).

4.8	First Supplemental Indenture, dated June 3, 2019, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K, dated June 3, 2019 (Commission File No. 1-13991)).

4.9	Form of 8.00% Senior Notes due 2042 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).

4.10	Form of 6.25% Convertible Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K, dated June 3, 2019 (Commission File No. 1-13991)).

†	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 28, 2020

MFA FINANCIAL, INC.

By:	/s/ Harold E. Schwartz
Name:	Harold E. Schwartz
Title:	General Counsel and Secretary